                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   QMS, Inc.
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   QMS, Inc.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
--------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                          [COMPANY LOGO APPEARS HERE]


To The Stockholders of QMS, Inc.:

  You are cordially invited to attend the annual meeting of stockholders to be held at the Adam's Mark Hotel, 64 Water Street, Mobile, Alabama, on Tuesday, January 23, 1996, at 2:00 p.m. local time.

  The principal business of the meeting will be (i) to elect one class of directors to serve a three-year term beginning January 23, 1996 and (ii) to present for stockholder approval the Company's Employee Stock Purchase Plan under which 500,000 shares of Common Stock of the Company will be reserved for possible purchase by Company employees. During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of fiscal 1996.

  Whether or not you plan to attend the annual meeting, please complete, sign, date and return to the Company the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                          Sincerely yours,

                                          [SIGNATURE LOGO APPEARS HERE]

                                          JAMES L. BUSBY
                                          Chairman of the Board, President and
                                          ------------------------------------
                                          Chief Executive Officer
                                          -----------------------

Mobile, Alabama
December 20, 1995

                                   QMS, INC.

                                ONE MAGNUM PASS
                             MOBILE, ALABAMA 36618

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 23, 1996

  The annual meeting of stockholders of QMS, Inc. will be held on Tuesday, January 23, 1996, at 2:00 p.m. local time, at the Adam's Mark Hotel, 64 Water Street, Mobile, Alabama.

  The meeting is called for the following purposes:

  1. To elect three persons to serve as Class III directors for a three-year term beginning in 1996;

  2. To present for stockholder approval the Company's Employee Stock Purchase Plan under which 500,000 shares of Common Stock of the Company will be reserved for possible purchase by Company employees; and

  3. To consider and act upon such other business as may properly come before the meeting or any adjournment(s).

  The Board of Directors has fixed November 27, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                          By Order of the Board of Directors,

                                          [SIGNATURE LOGO APPEARS HERE]

                                          GREGORY R. JONES
                                          Secretary
                                          ---------

Mobile, Alabama
December 20, 1995

                                   QMS, INC.
                                ONE MAGNUM PASS
                             MOBILE, ALABAMA 36618

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QMS, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders of the Company to be held Tuesday, January 23, 1996, and at any and all adjournments thereof (the "Meeting"). Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If directions are not given, the proxy will be voted (i) FOR the election of the persons named herein to serve as Class III directors and (ii) FOR approval of the Company's Employee Stock Purchase Plan under which 500,000 shares of Common Stock of the Company will be reserved for possible purchase by Company employees. All expenses incurred by this solicitation shall be borne by the Company.

  Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Meeting who expresses a desire to vote his or her shares in person. A majority of the stockholders entitled to vote must be present in person, or represented by proxy, to constitute a quorum and to act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

  The terms "fiscal 1993," "fiscal 1994," "fiscal 1995" and "fiscal 1996" as used herein refer to the Company's fiscal years ended October 1, 1993, September 30, 1994 and September 29, 1995, and its fiscal year ending September 27, 1996, respectively.

                            SHARES ENTITLED TO VOTE

  The Notice of the Meeting, this Proxy Statement and the form of proxy are first being mailed to stockholders on or about December 20, 1995. At the close of business November 27, 1995, the record date for determining the stockholders entitled to notice of and to vote at the Meeting, there were 10,676,815 shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

  The election of directors requires the affirmative vote of a plurality of shares of Common Stock voting in person or by proxy at the Meeting, and the approval of the proposal regarding the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Meeting. Therefore, abstentions and votes withheld from director nominees will not be included in vote totals and will not be considered in determining the outcome of the election of directors.

                YOUR BOARD OF DIRECTORS URGES YOU TO SIGN, DATE
                   AND RETURN THE ENCLOSED PROXY CARD IN THE
                      ENCLOSED POSTAGE-PREPAID ENVELOPE.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND DIRECTOR NOMINEES

  The Company's Certificate of Incorporation provides for three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. At the Meeting, three nominees for the Class III positions will be considered. The Class II and Class I directors have one year and two years, respectively, remaining in their terms of office.

  The Company's Certificate of Incorporation and Bylaws provide that the Company shall have at least five and no more than ten directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board has, by resolution, set the number of directors at nine. There are presently two vacancies on the Board resulting from the prior resignation of a Class I director and the resignation in October 1995 of a Class II director, as indicated below. The Company will seek to identify candidates who might fill these vacancies; no specific nominees have yet been selected. If these vacancies remain following the Meeting, the Board of Directors may elect to fill these vacancies pursuant to the authority vested in it by the Company's Bylaws.

  It is the intention of the persons named as proxies to vote the proxies for the election as Class III directors of the Company of the persons named below, each of whom is currently a director, unless the stockholders direct otherwise in their proxies. In the event any of the nominees named below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The election of the nominees to the Board of Directors requires the presence, by proxy or in person, of the holders of a majority of all shares of the Company's Common Stock entitled to notice of and to vote at the Meeting and the affirmative vote of the holders of a plurality of the shares voted at the Meeting.

  Set forth below is certain information furnished to the Company by each of the Company's directors, including each of the nominees.

                      YOUR BOARD OF DIRECTORS RECOMMENDS
                    THAT STOCKHOLDERS VOTE FOR THE ELECTION
                         OF THE NOMINEES FOR DIRECTOR

          CLASS III DIRECTORS -- CURRENT TERM EXPIRING AT THE MEETING

  The Class III directors are nominees for an additional term of three years,
  ---------------------------------------------------------------------------
expiring 1999.
--------------

  CHARLES D. DALEY (age 61) has been a director of the Company since 1990. Mr. Daley retired from employment by the Company in July 1995 but continues to serve on the Company's Board of Directors. From 1988 until his retirement in 1995, he served as the Company's Executive Vice President, Finance and Administration (formerly Senior Vice President, Finance and Administration), Treasurer and Chief Financial Officer. Prior thereto, he was Vice President, Finance and Administration at Megatek Corp., a subsidiary of United Telecommunications (a CAD/CAM terminal manufacturer).

  MICHAEL C. DOW(/1/) (age 48) has been a director of the Company since 1977 and was an executive officer from 1977 until January 1989. He served the Company in a consulting capacity from February 1989 to January 1992. From 1977 to January 1989, he served the Company in various capacities, including Senior Vice President, Marketing and Service, Senior Vice President, Marketing; Senior Vice President, Sales and Customer Technical Service; Senior Vice President, Sales and Customer Support; and Senior Vice President, Sales and Services. Since October 1989, he has served as Mayor of the City of Mobile, Alabama.
--------
(1) Mr. Dow and Dr. Parker are brothers-in-law of Mr. Busby.

  S. FELTON MITCHELL, JR. (age 50) has been a director of the Company since 1987. He has been President, S. Felton Mitchell, Jr., P.C. (attorney) since 1987 and sole proprietor, S. Felton Mitchell, Jr., CPA (accounting) since 1986. He is also a director of Mobile Gas Service Corporation.

                CLASS I DIRECTORS -- CURRENT TERM EXPIRING 1998

  JAMES L. BUSBY(/1/) (age 49) has been a director and President, Chief Executive Officer and Chairman of the Board of the Company since 1977.

  LUCIUS E. BURCH, III (age 54) has been a director of the Company since 1983. He has been President of Massey Burch Investment Group, Inc. (an investment management and venture capital firm) since 1981 and Chairman of Massey Burch Investment Group, Inc. since 1990. He is also a director of Biosafety Systems, Inc. (a manufacturer of proprietary products for the protection of health care workers), Surgical Care Affiliates, Inc. (an operator of ambulatory care centers) and Titan Holding, Inc. (an insurance holding company).

               CLASS II DIRECTORS -- CURRENT TERM EXPIRING 1997

  DONALD L. PARKER, PH.D.(/1/) (age 50) has been a director of the Company since 1979 and an executive officer since 1981. He is currently serving as the Company's Executive Vice President and Chief Technology Officer (formerly Executive Vice President, Products and Technology; formerly Senior Vice President, Marketing and Technology; and formerly Senior Vice President, Corporate Technology).

  G. WILLIAM SPEER (age 54) has been a director since 1983 and Assistant Secretary of the Company since April 1994. He served as Secretary of the Company from 1983 to 1994. He has been a member of the law firm of Powell, Goldstein, Frazer & Murphy since 1965 (and a partner since 1970). He is also a director of Southern Electronics Corporation (a wholesale distributor of computer-related and cellular telephone products).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During fiscal 1995, the Board of Directors met four times. All members of the Board attended at least 75% of the total number of Board meetings and meetings of committees of which they were members.

  During fiscal 1995, the Audit Committee consisted of Messrs. Altherr, Burch, Mitchell and Speer (Chairman) and met four times. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies.

  During fiscal 1995, the Compensation Committee, consisting of Messrs. Burch (Chairman), Mitchell and Speer, met four times. The Compensation Committee is responsible for recommending and reviewing the compensation, including fringe benefits, of the executive officers and directors of the Company and for administering the Company's stock option plans.

  The Company has no nominating committee.

DIRECTOR COMPENSATION

  No remuneration is paid to executive officers of the Company for services rendered in their capacities as directors. The Company pays fees to non-employee directors of $1,500 per month, plus $750 for each day, or part thereof, spent in meetings of the Board of Directors or committees thereof. Non-employee directors who are

--------
(1) Mr. Dow and Dr. Parker are brothers-in-law of Mr. Busby.

members of a committee are paid an additional $2,000 a year for each committee on which the non-employee director serves. Non-employee directors may elect to receive stock options pursuant to the QMS, Inc. Stock Option Plan for Directors in lieu of cash compensation. Directors' fees paid to Mr. Speer are paid over by him to the law firm of which he is a partner.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company or representations that no Forms 5 were required, the Company believes that during fiscal 1995 all of the Company's directors and executive officers complied with all Section 16(a) filing requirements.

                              EXECUTIVE OFFICERS

  The executive officers of the Company serve at the discretion of the Board of Directors and during fiscal 1995 included James L. Busby, Donald L. Parker, Jack R. Altherr, James K. Doan, Albert A. Butler, and Charles D. Daley (each of whom is identified in the Summary Compensation Table below), and Gerald G. Roenker, Philip R. Cahoon and Gregory R. Jones.

  MR. ALTHERR (age 69) served as Chief Operating Officer from April 1995, upon the cessation of Mr. Rosewall's employment, until his resignation in October 1995 from that position and as a director of the Company. Mr. Altherr had previously retired from active employment with the Company in 1991 but had continued as a member of the Board of Directors. He is a party to an employment and consulting agreement with the Company pursuant to which he received consulting fees prior to recommencing full time employment of approximately $45,000 in fiscal 1995. This consulting agreement expires in September 1997. From 1984 to 1991, he served the Company in various capacities including as Executive Vice President, Sales and Marketing; Executive Vice President, Sales; Chief Operating Officer/Chief Financial Officer; Senior Vice President, Finance; Executive Vice President, Finance and Administration; and Treasurer.

  MR. ROENKER (age 54) has been Chief Operating Officer since September 1995. Mr. Roenker was employed as a consultant by the Company from January through September 1995. Prior thereto, Mr. Roenker worked for the Roenker Bates Group, a management consulting firm which he founded in 1989; prior thereto was chief financial officer at KZF, Inc., a midwest design firm, from 1979 to 1989.

  MR. DOAN (age 54) has been Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer since March 1995. Prior to employment by the Company, Mr. Doan was Senior Vice President and Treasurer at Best Power Technology, Inc. from January 1990 to March 1995; prior thereto he was a Vice President at Whirlpool Corporation serving various, senior domestic and international positions. Mr. Doan has given the Company notice of his intent to resign his position with the Company effective January 31, 1996, however, he will continue to serve the Company as a financial consultant for the remainder of fiscal 1996. The Company is in the process of selecting Mr. Doan's replacement as Chief Financial Officer and Treasurer of the Company.

  MR. BUTLER (age 53) has been Senior Vice President, Operations since April 1992; from January 1991 to April 1992, he was Vice President, Corporate Materials and Logistics. From May 1965 to December 1990, he was Manager of Logistics at General Electric Co. (manufacturer of electronics).

  MR. CAHOON (age 42) has been Corporate Controller since August 1985 and Vice President and Assistant Secretary since October 1990; from July 1987 to October 1990, he was Executive Director of the Company. Prior to employment by the Company, Mr. Cahoon was Manager, Cost Analysis and Controls with International Paper Company.

  MR. JONES (age 43) has been Vice President, General Counsel and Secretary since April 1994; he assumed the additional duties of the former Vice President, Human Resources (whose employment terminated) in August 1994; from July 1992 to April 1994, he was General Counsel to the Company; from September 1991 to July 1992 he served the Company as Corporate Attorney; from September 1988 to August 1991 he was Manager of Contracts and Pricing at Thiokol Corporation (a manufacturer of solid fuel rocket motors).

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of September 29, 1995 regarding the amount of Common Stock beneficially owned by each of the executive officers whose names appear in the "Summary Compensation Table" included herein ("named executive officers"), each director and director nominee of the Company, all directors and officers of the Company as a group, and each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock. All shares shown reflect sole voting and investment power except as otherwise noted.

  According to rules adopted by the Securities and Exchange Commission, a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right of conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding.

                                 NUMBER OF SHARES AND NATURE OF
                                    BENEFICIAL OWNERSHIP AT
                                       NOVEMBER 27, 1995
                          ---------------------------------------------
                                   VOTING OR                 OPTIONS
                               INVESTMENT POWER            EXERCISABLE
                          ---------------------------         WITHIN    PERCENT OF
     NAME OF GROUP        SOLE(/1/)         SHARED           60 DAYS    CLASS(/2/)
     -------------        ----------       ----------      ------------ ----------
James L. Busby(/3/).....      559,943(/4/)          0           141,000     6.5%
Donald L. Parker, Ph.D..        5,168          26,517(/5/)       80,000     1.0%
Jack R. Altherr(/7/)....        5,363               0                 0     *
James K. Doan(/8/)......        2,000               0                 0     *
Albert A. Butler........        4,594           1,000(/5/)       22,600     *
Charles D. Daley(/9/)...            0           3,000(/5/)       75,000     *
Raymond A.
 Rosewall(/1//0/).......        6,693               0            62,000     *
Lucius E. Burch, III....       14,740          69,525(/6/)       37,440     1.1%
Michael C. Dow..........       19,000          40,467(/5/)       15,750     *
S. Felton Mitchell,
 Jr.....................            0               0            30,440     *
G. William Speer........            0               0            32,440     *
All directors and execu-
 tive officers as a
 group (14 persons).....      623,757         140,809           566,170    11.8%

--------
*    Indicates beneficial ownership of less than 1.0%.
 (1) Includes shares held in the Company's 401K plan as follows: Dr. Parker, 5168; Mr. Rosewall, 6693; Mr. Butler, 4594; and all directors and executive officers as a group, 17,711.
 (2) For each person named and the group identified in the table, "Percent of Class" has been calculated assuming the exercise of all options exercisable by that person or group within 60 days after November 27, 1995.
 (3) Mr. Busby's address is 6106 Cottage Hill Road, Mobile, Alabama 36609.
 (4) Includes 17,000 shares held by his spouse, as to which Mr. Busby has no voting or investment power and disclaims beneficial ownership.
 (5) Voting and investment power shared with spouse with respect to the indicated shares.

 (6) Of the indicated shares, 5,000 are held of record by Mr. Burch's spouse; 18,425 are held of record by a trust of which Mr. Burch is a beneficiary and a co-trustee; 100 are held by dependents of Mr. Burch; and 46,000 are held of record by investment clients of Mr. Burch's firm (Massey Burch Investment Group, Inc.). Mr. Burch disclaims beneficial ownership of all shares held by his spouse, dependents and investment clients of his firm.
 (7) Mr. Altherr resigned his position as the Company's Chief Operating Officer and as a member of the board of Directors as of October 15, 1995. All of Mr. Altherr's outstanding options were forfeited at that time.
 (8) Mr. Doan commenced employment with the Company in March 1995.
 (9) Mr. Daley retired as an executive officer of the Company in July 1995 but continues to serve on the Company's Board of Directors.
(10) Mr. Rosewall's employment by the Company ended in April 1995.

                         EXECUTIVE COMPENSATION TABLES

  The following tables present certain information concerning the cash compensation and stock options provided to the named executive officers during fiscal 1995, fiscal 1994 and fiscal 1993. The notes to these tables provide more specific information regarding compensation. The executive officer compensation policies of the Board of Directors are discussed in more detail in the Compensation Committee Report.

  The Executive Compensation Table presents the total compensation earned during or with respect to fiscal 1995, fiscal 1994 and fiscal 1993 by the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer. The table also includes two additional individuals who were two of the Company's most highly compensated executive officers during fiscal 1995, but whose employment by the Company ceased prior to September 29, 1995. The Company has outstanding no stock appreciation rights ("SARs") and no shares of restricted stock.

                                    TABLE I

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                              COMPENSATION
                                    ANNUAL COMPENSATION($)       AWARD
                                 ---------------------------- ------------
                                                               SECURITIES
                                                 OTHER ANNUAL  UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL     FISCAL  SALARY  BONUS  COMPENSATION   OPTIONS    COMPENSATION
        POSITION           YEAR  ($)(/1/)  ($)       ($)          (*)        ($)(/2/)
   ------------------     ------ -------- ------ ------------ ------------ ------------
James L. Busby             1995  595,832       0         0       10,000      183,070
Chairman, President and    1994  593,685       0         0       10,000       52,589
CEO                        1993  594,326       0         0        5,000      141,774
Donald L. Parker, Ph.D.    1995  320,137   1,500         0        5,000      122,667
Executive Vice             1994  318,235       0         0        5,000       43,663
President, Products &      1993  318,871       0         0        5,000       93,810
Technology
Jack R. Altherr(/3/)       1995  182,541       0         0       55,000            0
Chief Operating Officer    1994   75,000       0         0        5,000            0
                           1993   75,000       0         0        5,000            0
James K. Doan(/4/)         1995  107,770  26,000    37,237       40,000            0
Executive Vice
President, Treasurer and
CFO
Albert A. Butler Sr.       1995  179,558   1,500         0        5,000        5,250
Vice President,            1994  149,916       0         0        5,000        5,068
Operations                 1993  144,800       0         0        5,000        5,133
Charles D. Daley(/5/)      1995  264,860   1,500         0        5,000       70,053
Executive Vice             1994  314,434       0         0        5,000      176,185
President, Treasurer and   1993  315,131       0         0        5,000      243,590
CFO
Raymond A. Rosewall(/6/)   1995  264,860   1,500         0        5,000        5,250
Executive Vice             1994  245,074       0         0        5,000        5,456
President, Worldwide       1993  245,760       0         0        5,000        5,295
Sales & Marketing

--------
*   Number of shares.
(1) Amounts reported in the "Salary" column include automobile allowance for Messrs. Busby, Parker, Daley, Rosewall, Altherr, Butler and Doan and accounting services for Messrs. Busby and Parker for all three fiscal years but such amounts do not exceed the lesser of $50,000 or 10% of such officer's salary for such year.
(2) Includes for Mr. Busby: $5,250 contributed on his behalf to the Company's 401(k) Plan, $4,650 for life insurance premiums paid on his behalf and $173,170 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Dr. Parker: $5,250 contributed on his behalf to the Company's 401(k) Plan, $3,256 for life insurance premiums paid on his behalf and $114,161 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Mr. Butler: $5,250 contributed on his behalf to the Company's 401(k) Plan. Includes for Mr.
    Daley: $5,250 contributed on his behalf to the Company's 401(k) Plan and $64,803 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Mr. Rosewall: $5,250 contributed on his behalf to the Company's 401(k) Plan.
(3) Mr. Altherr was re-employed by the Company as its Chief Operating Officer on April 17, 1995 upon the cessation of Mr. Rosewall's employment. He had previously served as an executive officer of the Company and had continued to serve on the Board of Directors. He resigned his position as the Company's Chief Operating Officer and as a member of the Board of Directors as of October 15, 1995. Salary shown for Mr. Altherr for fiscal 1995 includes $45,000 of consulting fees. See "Executive Officers". All of Mr. Altherr's outstanding options were forfeited at that time.

(4) Mr. Doan commenced employment with the Company in March 1995. The Other Annual Compensation of $36,237 represents relocation benefit payments. Mr. Doan has indicated his intention to resign his employment by the Company. See "Executive Officers".
(5) Mr. Daley retired as an executive officer of the Company in July 1995 but continues to serve on the Company's Board of Directors.
(6) Mr. Rosewall's employment as an executive officer of the Company ended in April 1995.

                                   TABLE II

                        FISCAL 1995 STOCK OPTION GRANTS

  The following table presents information regarding options to purchase shares of Common Stock that were issued by the Company to its named executive officers in fiscal 1995 that may be exercised to purchase shares of Common Stock. The Company granted no SARs during fiscal 1995.

                                      INDIVIDUAL GRANTS
                         --------------------------------------------
                                      % OF TOTAL
                          NUMBER OF    OPTIONS
                          SECURITIES  GRANTED TO EXERCISE              GRANT
                          UNDERLYING  EMPLOYEES   OR BASE               DATE
                           OPTIONS    IN FISCAL    PRICE   EXPIRATION  VALUE
          NAME           GRANTED(/1/)    YEAR    ($/SHARE)    DATE    ($)(/2/)
          ----           ------------ ---------- --------- ---------- --------
James L. Busby..........    10,000       1.4%     $5.537    1/24/05   $ 38,128
Donald L. Parker, Ph.D.
 .......................     5,000       0.7%     $8.875    1/24/05   $ 19,064
Jack R. Altherr(/3/)....     5,000       0.7%     $8.875    1/24/05   $ 20,664
                            50,000       7.1%     $5.375    5/03/05   $115,470
James K. Doan(/4/)......    35,000       5.0%     $6.375    3/15/05   $103,916
                             5,000       0.7%     $5.375    5/03/05   $ 12,517
Albert A. Butler........     5,000       0.7%     $8.887    1/24/05   $ 19,064
Charles D. Daley(/5/)...     5,000       0.7%     $8.875    1/24/05   $ 19,064
Raymond A.
 Rosewall(/6/)..........     5,000       0.7%     $8.875    1/24/05   $ 19,064

--------
(1) All options granted to the named executive officers were granted on January 24, 1995 except as noted for Mr. Altherr and Mr. Doan. These options become exercisable in 20% increments annually beginning on the date of grant and are subject to accelerated vesting in whole or in part upon a "change of control" as defined in the Company's 1987 Stock Option Plan.
(2) This column represents the present value of the options on the date of grant using Black-Scholes option pricing model adapted for the Company's Common Stock, utilizing the following assumptions: three-year stock price volatility of 0.5039; no dividend yield; expected term to exercise of 560 days; interest rates equal to the U.S. Treasury Note rates in effect at the date of the grant (approximately 7%) for the expected term of the option and no adjustment for non-transferability or forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value to be realized by an executive will be at or near the value estimated by the Black-Scholes model.
(3) On January 24, 1995 and May 3, 1995 Mr. Altherr was granted options to purchase 5,000 shares and 50,000 shares, respectively. Mr. Altherr resigned his position as the Company's Chief Operating Officer and as a member of the Board of Directors as of October 15, 1995. See "Executive Officers". All of Mr. Altherr's outstanding options were forfeited at that time.
(4) On March 15, 1995 and May 3, 1995, Mr. Doan was granted options to purchase 35,000 shares and 5,000 shares, respectively. This options become exercisable in 25% increments annually beginning on the first anniversary of the date of grant and are subject to accelerated vesting in whole or in part upon a change of control; as defined in the Company's 1987 Stock Option Plan.
(5) Mr. Daley retired as an executive officer of the Company in July 1995 but continues to serve on the Company's Board of Directors.
(6) Mr. Rosewall's employment by the Company of the Company ended in April
    1995.

                                   TABLE III

                AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND
                         FISCAL YEAR-END OPTION VALUES

  The following table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1995 and the value of unexercised options held at September 29, 1995. The Company has no outstanding SARs.

                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED          IN-THE-MONEY
                           SHARES     VALUE      OPTIONS AT 9/29/95     OPTIONS AT 9/29/95($)(/1/)
                         ACQUIRED ON REALIZED ------------------------- --------------------------------
       NAME               EXERCISE     ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE       UNEXERCISABLE
       ----              ----------- -------- ----------- ------------- -------------     --------------
James L. Busby..........       0       $ 0      134,000      21,000         $ 0                $ 0
Donald L. Parker,
 Ph.D...................       0         0       75,000      14,000           0                  0
Jack R. Altherr(/2/)....       0         0       16,250      53,750           0                  0
James K. Doan(/3/)......       0         0            0      40,000           0                  0
Albert A. Butler........       0         0       17,200      14,800           0                  0
Charles D. Daley(/4/)...       0         0       70,000      14,000           0                  0
Raymond A.
 Rosewall(/5/)..........       0         0       57,000      18,000           0                  0

--------
(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange--Composite Transactions on that date ($4.50).
(2) Mr. Altherr resigned his position as the Company's Chief Operating Officer and as a member of the Board of Directors as of October 15, 1995. All of Mr. Altherr's outstanding options were forfeited at that time.
(3) Mr. Doan commenced employment with the Company in March 1995.
(4) Mr. Daley retired as an executive officer of the Company in July 1995 but continues to serve on the Company's Board of Directors.
(5) Mr. Rosewall's employment by the Company ended in April 1995.

STOCK PERFORMANCE GRAPH

  The following graph compares the Company's five-year cumulative total return to the S&P 500 and the S&P Computer Systems Composite Index over the five-year period beginning on September 30, 1990 and ending on September 29, 1995. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500 and the S&P Computer Systems Composite Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                   QMS, INC.
           COMPARISON OF CUMULATIVE TOTAL RETURN (09/29/90-09/29/95)
                                      VS.
              S&P 500 AND S&P COMPUTER SYSTEMS COMPOSITE INDICES

                                                S&P
Measurement period                        Computer Systems       QMS, Inc.
(Fiscal year Covered)        S&P 500           Index               Index
---------------------        -------      ----------------       ---------
Measurement PT -
9/30/90                      $100            $100                  $100

FYE 9/29/91                  $131.14         $109.69               $211.49
FYE 9/29/92                  $145.62         $ 91.65               $ 67.82
FYE 9/29/93                  $164.47         $ 61.31               $ 83.91
FYE 9/29/94                  $170.58         $ 89.57               $ 87.36
FYE 9/29/95                  $212.71         $132.50               $ 41.38



                             EXECUTIVE AGREEMENTS

  The Company has entered into an Executive Agreement with each of Messrs. Busby, Daley and Doan and Dr. Parker. Each agreement will remain in effect so long as the executive remains employed by the Company and thereafter until all payments to which the executive is entitled under the agreement have been made. Among other things, each agreement provides that if, within 18 months after the date of a Change of Control (as defined in each agreement), while the executive is employed by the Company, (i) the executive's employment is involuntarily terminated (except for cause) or (ii) the executive voluntarily terminates his employment because of material changes in the nature or scope of his duties or employment (including a change of the principal place of performance of his duties) or the reduction of his compensation without his consent, then the executive may exercise his rights to receive payments under the agreement (the "Executive Payment"), including a cash payment of 299% of his "base amount," as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"). If the executive dies before the payment is made, his legal representative is entitled to receive the Executive Payment.

  Under the agreement, a "Change of Control" of the Company means (i) the acquisition by any individual, entity or group (other than an employee benefit plan of the Company) of 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors or (ii) a change in the composition of the Board of Directors such that the persons who either were directors on the date of the agreement, or who became directors subsequent to such date and whose election or nomination to the Board of Directors was duly approved by the persons who were directors on the date of the agreement, shall not constitute a majority of the members of the Board of Directors.

  Each agreement also provides for the payment of all costs and expenses incurred by the executive to (i) defend the validity of the agreement, (ii) contest any determinations by the Company concerning the amounts payable by the Company under the agreement, (iii) determine in any tax year of the executive the tax consequences to the executive of any amounts payable (or reimbursable) under the agreement or (iv) prepare responses to an Internal Revenue Service audit of, and otherwise defend, his personal income tax return for any year which is the subject of any such audit or any adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by or related to an audit by the Internal Revenue Service of the Company's income tax returns.

  Should any of the payments or reimbursements that are provided for under the agreement to be paid to or for the benefit of the executive or payments or benefits under any other plan, agreement or arrangement between the executive and the Company, be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state or local tax law, the Company shall pay to the executive such additional compensation as is necessary to place the executive in the same after-tax position he would have been in had no such tax been paid or incurred by the executive.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                      THE BOARD OF DIRECTORS OF QMS, INC.

  The Compensation Committee of the Board of Directors is composed of three non-management directors, Messrs. Burch (Chairman), Mitchell and Speer. The Committee is responsible for setting overall policies that govern the Company's compensation programs, administering certain of the Company's equity compensation plans and establishing the cash compensation of executive officers.

  The Company's executive compensation programs are designed to attract, reward and retain key executives who will continue to lead the Company in achieving its objectives in a highly competitive and fast-changing industry.

  The cash compensation for each of the Company's executives consists of a base salary and an annual incentive program. Long-term incentives consist of stock options granted under the Company's 1984 and 1987 Stock Option Plans.

CASH COMPENSATION -- BASE SALARIES

  Base salary targets are established by reviewing published survey data and compensation information contained in proxy statements regarding similar positions held by executives of other high technology/electronics firms of approximately the same size as the Company. The Compensation Committee then chooses to pay the executive at, above or below his base salary target according to a subjective determination by the Compensation Committee based upon the following two factors:

  1. The executive's job performance in the Company's last fiscal year, and

  2. The executive's perceived potential to contribute to the Company's performance in the upcoming fiscal year.

  Final decisions regarding the establishment of base salary targets and levels of base salaries are made independently by the Compensation Committee. The Committee does, however, solicit input from the Company's Chief Executive Officer and Executive Vice President and Chief Financial Officer on the level of performance of executives reporting to them. Base salary adjustments may be made within a fiscal year based on the executive's performance and contribution to the Company's results of operations during that period.

CASH COMPENSATION -- ANNUAL INCENTIVE PROGRAMS

  The Compensation Committee believes that an annual cash compensation program tied to the Company's performance provides appropriate short-term incentives to the Company's key executive officers. Accordingly, Messrs. Busby, Daley and Rosewall and Dr. Parker participate in an annual cash incentive program that requires the Company to achieve a certain earnings per share level before any payments may be made. The earnings per share levels are established by the Compensation Committee upon recommendation by the Executive Vice President and Chief Financial Officer of the Company each year and are generally set at levels providing for an increase in earnings per share over the prior year before any incentive compensation is earned. The threshold earnings per share target level for fiscal 1995 was $0.55 per share. If such earnings had been achieved, each of Messrs. Busby, Daley and Rosewall and Dr. Parker would have received an additional cash payment equal to 18% of his base salary. If higher earnings per share levels had been achieved, they would have been eligible to receive correspondingly higher bonus amounts. The Committee's philosophy is that executive base salaries should be competitive within the industry and should be paid regardless of the Company's performance so long as the officer retains his position, but that the annual incentive portion of executive compensation should not be paid unless stockholders benefit from improved earnings per share. Because target earnings per share levels were not attained in fiscal 1993, fiscal 1994 or fiscal 1995, no payments were made under this program for those years.

STOCK OPTION PROGRAMS

  The Compensation Committee believes that management ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management and stockholders. To that end, the Compensation Committee has historically granted stock options at option prices which are generally not less than the fair market value of the Common Stock on the grant date. Any gain from the exercise of the stock options will occur only when the price of the Company's Common Stock increases above the option grant price. This situation, in turn, means that stockholder value is being enhanced. In fiscal 1995, the Compensation Committee granted stock options to the named executive officers as outlined in Table II above setting forth fiscal 1995 stock option grants.

COMPENSATION -- CHIEF EXECUTIVE OFFICER

  The Compensation Committee considers the information set forth above concerning compensation paid to executives by other companies in setting the compensation of Mr. Busby as the Chief Executive Officer of the Company. The Committee's objective in setting Mr. Busby's compensation is that his salary be at the high end of a range of salaries paid to chief executive officers of companies in the high technology/electronics industry of approximately the same size as the Company. In addition, the Committee approves the performance objectives set forth in an annual incentive plan described above, which is designed to permit Mr. Busby (as well as the other officer-participants in the annual incentive plan) to earn additional compensation if certain earnings per share levels are achieved. See the discussion under "Cash Compensation --
 Annual Incentive Programs" above. The Committee also granted stock options to Mr. Busby in fiscal 1995 based on the philosophy described under "Stock Option Programs" above. See "Table II -- Fiscal 1995 Stock Option Grants" for the terms of such options.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

  Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. It has been determined that no portion of anticipated compensation payable to any executive officer in fiscal 1995 would be non-deductible. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

                    Submitted by the Compensation Committee
                           of the Board of Directors

     Lucius E. Burch, III       S. Felton Mitchell, Jr.           G. William Speer

  The foregoing Report of the Compensation Committee shall not be deemed to constitute soliciting material and shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders on Form 10-K.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Burch, Mitchell and Speer. Mr. Speer is a partner in the firm of Powell, Goldstein, Frazer & Murphy in Atlanta, Georgia which acts as corporate counsel for the Company.

                                   AUDITORS

  The firm of Deloitte & Touche LLP has served as the Company's independent certified public accountants since 1980. The appointment of auditors is a matter for determination by the Audit Committee of the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of this firm is expected to attend the Meeting, to respond to questions from stockholders and to make a statement if he so desires.

               PROPOSAL 2 -- ADOPTION OF THE COMPANY'S EMPLOYEE
                              STOCK PURCHASE PLAN

INTRODUCTION

  The Board of Directors of the Company adopted the QMS, Inc. Employee Stock Purchase Plan (the "Purchase Plan") on December 11, 1995, as hereinafter described and included as Appendix A hereto. The Purchase Plan is intended to comply with Section 423 of the Code. Under the terms of the Purchase Plan, eligible employees of the Company may be granted rights to purchase, in the aggregate, a maximum of 500,000 shares of Common Stock. Stockholder approval of the Purchase Plan is required under the Code and to qualify the Purchase Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

  The purpose of the Purchase Plan is to enable eligible employees of the Company to purchase Common Stock on advantageous terms and thereby allow such employees to acquire a proprietary interest in the Company aligning further their interest with those of the Company's stockholders. Accordingly, the Board of Directors has unanimously approved and recommends to the stockholders a vote in favor of the Purchase Plan.

  The following description of the Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

DESCRIPTION OF THE PURCHASE PLAN

  The Purchase Plan is administered by a committee of the Board of Directors made up of two or more "disinterested directors" (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board of Directors shall serve initially in this capacity.

  The Purchase Plan generally operates on a semi-annual basis. Eligible employees desiring to participate must elect to do so prior to the commencement of a semi-annual period. Each participant may elect to contribute at least 2% and up to 10% of his compensation. Payment is made through payroll deductions.

  Any employee of the Company who is customarily employed for 20 hours or more per week and for more than five months during a calendar year may elect to purchase Common Stock through participation in the Purchase Plan. However, no eligible employee will be granted a right to purchase stock under the Purchase Plan (i) if that employee would then own stock, or hold options or rights to purchase stock, representing 5% or more of the total combined voting power or value of all classes of stock of the Company or (ii) which would permit that participant's rights to purchase shares of Common Stock under the Purchase Plan to accrue at a rate in excess of $10,000 in fair market value of the shares (determined when the right to purchase is granted) for each calendar year in which the right to purchase stock is at any time outstanding. As of December 8, 1995, approximately 900 employees would be eligible to receive rights to purchase stock under the Purchase Plan were the Purchase Plan effective as of that date.

  The Purchase Plan operates as follows. On the first day of each calendar year (or for the first calendar year, the effective date of the Purchase Plan) or, if later, the first semi-annual entry date an employee becomes eligible to participate, a participant is granted a right to purchase a fixed maximum number of whole shares of Common Stock that can be purchased for that calendar year. The maximum number is determined by dividing $10,000 by the fair market value of a share of Common Stock as of the date the option is granted. Such maximum number of shares is subject to adjustment in the event of the recapitalization of the Company or if the number of shares of Common Stock so purchasable for the calendar year by all participants would exceed the number of shares then available under the Purchase Plan.

  At the end of each payroll period during a calendar year, accumulated payroll deductions are used to purchase shares of Common Stock at 85% of its fair market value as of the last day of the payroll period. Common Stock sold to participants under the Purchase Plan may be either shares newly issued for that purpose, treasury shares or shares acquired in the open market. It is currently contemplated that shares will be acquired on the open market to meet plan requirements. On December 13, 1995, the closing sale price per share of the Company's Common Stock on the New York Stock Exchange was $5.00.

  A participant who commences participation in the Purchase Plan will be deemed to have elected to continue participation for all subsequent payroll periods until the participant files a timely written notice to withdraw from the Purchase Plan prior to the first day of a payroll period. A participant may change the rate of payroll deductions under the Purchase Plan effective only as of the semi-annual entry dates. A participant who retires, dies or terminates employment will be deemed to have withdrawn from the Purchase Plan as of such date. Upon withdrawal from the Purchase Plan prior to the last day of a payroll period, the participant or the participant's beneficiary will receive a cash refund of any amount contributed by the participant and credited to his or her account under the Purchase Plan. An eligible employee who withdraws from the Purchase Plan may resume participation only as of any subsequent semi-annual entry date; however, any person who is subject to the reporting requirements of Section 16 of the Exchange Act generally will not be allowed to resume participation for a period of at least six months following a withdrawal.

  Any right granted under the Purchase Plan is not transferable during the participant's lifetime. A certificate covering the whole number of shares of Common Stock purchased on behalf of a participant shall be issued, and cash in lieu of any fractional shares so purchased shall be paid, to the participant as soon as practicable after the participant terminates employment and at such other times as the administrative committee may designate. Shares of Common Stock delivered to a participant will be registered in the participant's name (or in the name of the participant and one other designated person as joint tenants with rights of survivorship). Before a right is exercised, the participant has no interest whatsoever in the shares covered by his or her right.

  Shares of Common Stock purchased by any participant may not be sold for a period of six months following the date of purchase.

  The Board of Directors may amend or discontinue the Purchase Plan at any time. No amendment that would require the sale of more than the number of shares authorized for issuance under the Purchase Plan will be effective without the approval of the Company's stockholders and stockholder approval must also be obtained for any amendment necessary under the Code or Rule 16b-3.

  The Purchase Plan is to become effective in fiscal 1996 as of any date determined by the Company following stockholder approval. The Company will pay the costs of administering the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The amount of a participant's compensation contributed to the Purchase Plan through payroll deductions are taxable income to the participant and deductible by the Company.

  A participant will not recognize income either at the time the right is granted or at the time it is exercised. A participant will be taxed only when he or she disposes of the Common Stock. Unless the disposition occurs by reason of the participant's death, the tax consequences will depend upon the length of time the participant has held the Common Stock.

  If the participant does not dispose of shares of Common Stock until after the expiration of two years from the purchase date (the "Holding Period"), he or she may recognize ordinary income in the amount equal to the lesser of (i) 15% of the fair market value of the share of Common Stock on the purchase date or (ii) the amount by which the fair market value of the shares of Common Stock at the time they are sold exceeds the price paid under the option for the shares. Any gain realized in excess of that amount will be taxed as capital gain. If the shares of Common Stock are sold for less than the amount paid by the participant, no ordinary income will be recognized, and the loss will be treated as capital loss.

  If the shares of Common Stock are disposed of before the expiration of the Holding Period, the participant must recognize ordinary income in an amount equal to the difference between the option price and the sale proceeds. Any loss realized on the disposition of shares will be a capital loss measured after the basis of the shares of Common Stock is increased by the amount of ordinary income, if any, recognized on the disposition.

  Some taxpayers may be subject to the alternative minimum tax in the year of an option exercise under the Purchase Plan as a result of the otherwise favorable tax treatment which may apply.

  If the participant holds the Common Stock for the Holding Period, the Company will not be entitled to any deduction when it is sold. However, if the participant sells shares of Common Stock before the expiration of the Holding Period, the Company will be entitled to deduct the amount which the participant is required to recognize as ordinary income.

  If a participant dies while owning shares of Common Stock, the participant's estate will subject to the Holding Period requirements.

VOTE REQUIRED

  Approval of the Purchase Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                       STOCKHOLDERS VOTE IN FAVOR OF THE
                         ADOPTION OF THE PURCHASE PLAN

                   STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

  Any stockholder of the Company wishing to submit a proposal for action at the Company's annual meeting of stockholders to be held in 1997 and desiring the proposal to be considered for inclusion in the Company's proxy material relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive office not later than August 22, 1996 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 ANNUAL REPORT

  The Company's 1995 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation material.

                                    GENERAL

  Management does not know of any other matters to be presented at the Meeting for action by stockholders. However, if any other matter requiring a vote of the stockholders is properly presented at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company has engaged Corporate Investor Communications, Inc. to distribute and solicit proxies for the Meeting at an estimated cost of $4,500 plus reasonable expenses. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals and beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses.

  A list of stockholders entitled to be present and vote at the Meeting will be available at the offices of the Company, One Magnum Pass, Mobile, Alabama, for inspection by the stockholders during the regular business hours from January 15, 1996 to the date of the Meeting. The list also will be available during the Meeting for inspection by stockholders who are present.

  If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                                          [SIGNATURE LOGO APPEARS HERE]

                                          GREGORY R. JONES
                                          Secretary
                                          ---------

December [15], 1995

                                                                     APPENDIX A
                                   QMS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

  1. PURPOSE. The purpose of the QMS, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of QMS, Inc., a Delaware corporation (the "Company"), and its United States subsidiary companies with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of common stock of the Company ("Common Stock"). The Company intends the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. This Plan shall be first effective as of any date determined by the Company in fiscal 1996 following receipt of stockholder approval.

  2. DEFINITIONS.

  (a) "Board of Directors" means the board of directors of the Company.
      --------------------

  (b) "Code" means the Internal Revenue Code of 1986, as amended.
      ------

  (c) "Committee" means the administrative committee for the Plan described in
      -----------
Paragraph 8.

  (d) "Compensation" means compensation subject to income tax withholding
      --------------
under Code Section 3401(a) paid to a Participant by the Company or a Designated Subsidiary, but also including any amount that is not includable in gross income by reason of a salary reduction agreement in effect under Code Sections 125, 402(e)(3) or 402(h).

  (e) "Designated Subsidiary" means a United States Subsidiary which the Board
      -----------------------
of Directors, or its designee, has designated as eligible to participate in the Plan.

  (f) "Eligible Employee" means any Employee of the Company or a Designated
      -------------------
Subsidiary for purposes of the Federal Insurance Contributions Act, excluding:

    (1) any Employee who customarily is employed for less than twenty (20) hours per week or for five months or less during any calendar year; and

    (2) any Employee who would own (immediately after the grant of an option under the Plan and applying the rules of Code Section 424(d) in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary.

  (g) "Employee" means any person who is employed by the Company or a
      ----------
Subsidiary.

  (h) "Entry Date" means the effective date of the Plan and each January 1st
      ------------
and July 1st thereafter.

  (i) "Offering Period" means each period commencing with the first day of a
      -----------------
payroll period of the Company and ending with the last day of that payroll period.

  (j) "Parent" means a corporation (other than the Company) in an unbroken
      --------
chain of corporations ending with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  (k) "Participant" means an Eligible Employee who participates in the Plan
      -------------
pursuant to Paragraph 3.

  (l) "Subsidiary" means a corporation (other than the Company) in an unbroken
      ------------
chain of corporations beginning with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  3. ELIGIBILITY AND PARTICIPATION.

  (a) Any person who is an Eligible Employee on an Entry Date shall be eligible to become a Participant in the Plan beginning on that Entry Date and shall become a Participant as of that Entry Date by completing an authorization form provided by the Committee, in the form and containing the terms and conditions as the Committee from time to time may determine, and filing it with the Committee by the date required by the Committee.

  (b) A person shall cease to be a Participant upon the earlier to occur of:

    (1) the date of a termination of employment from the Company and all Subsidiaries, for any reason; or

    (2) the first day of the Offering Period following a cessation of payroll deductions for the Participant under the Plan.

  (c) On the date a person ceases to be a Participant (other than on the last day of an Offering Period), the Participant's outstanding option shall immediately terminate.

  (d) A Participant who has elected to stop his or her payroll deductions may resume participation as of a succeeding Entry Date in the same manner and pursuant to the same rules as any Eligible Employee; provided, however, that any Participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (a "Reporting Person") and who ceases payroll deductions for any reason shall not be permitted to resume participation any earlier than the Entry Date which is more than six months after the effective date of the cessation of participation; provided further, however, that a Reporting Person may be allowed to resume participation at any earlier date permitted by the Plan if the transactions under the Plan would then qualify as exempt purchases of Common Stock within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

  4. PAYROLL DEDUCTIONS. A Participant may contribute to the Plan through payroll deductions as follows:

    (a) A Participant shall on his or her authorization form elect to have payroll deductions made from his or her Compensation at a rate which, expressed as a percentage, shall be at least two percent (2%) and shall not exceed ten percent (10%) of Compensation.

    (b) Payroll deductions for a Participant shall commence for Compensation paid during each Offering Period that commences after the Entry Date for which the authorization form is effective and shall continue until the effective date of a Participant's authorization to change the rate of his or her payroll deductions or to stop payroll deductions.

    (c) A Participant may change the rate of his or her payroll deductions only as of an Entry Date; however, a Participant may stop payroll deductions effective on the first day of any Offering Period, provided the Employee files with the Committee an appropriate authorization form by the date required by the Committee.

    (d) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. All payroll deductions made from Participants' Compensation under the Plan shall be commingled with the general assets of the Company and no separate fund shall be established. Participants' accounts are maintained solely for bookkeeping purposes and the Company shall not be obligated to pay Participants interest on account balances.

  5. DISTRIBUTIONS UPON TERMINATION OF PARTICIPATION. The Company shall pay the balance of a Participant's account to the Participant as soon as administratively feasible following the date a person ceases to be a Participant pursuant to Paragraph 3(b)(1) if the Participant did not terminate employment effective as of the last day of an Offering Period.

  6. GRANT OF OPTION AND OPTION EXERCISE PRICE.

  (a) As of the first day of each calendar year or, if later, the first Entry Date as of which an Employee becomes an Eligible Employee, each Eligible Employee shall automatically be granted the option to purchase the maximum whole number of shares of Common Stock which that Eligible Employee can be granted as of that date for the calendar year. For purposes of this Paragraph 6(a), the maximum number of shares of Common Stock subject to any option granted to an Eligible Employee under the Plan shall not exceed the number determined by dividing $10,000 by the fair market value of a share of Common Stock as of the date the option is granted.

  (b) A Participant with accumulated payroll deductions as of the last day of an Offering Period shall be deemed to have exercised his or her option to purchase a number of shares of Common Stock equal to the Participant's accumulated payroll deductions for that period divided by the option price.

  (c) For purposes of the Plan:

    (1) the term "option price" means the per share exercise price of the Common Stock purchased by a Participant under the Plan, which shall be equal to eighty-five percent (85%) of the fair market value of one share of Common Stock on the option exercise date (i.e., the last day of an Offering Period); and

    (2) the fair market value of a share of Common Stock as of any date shall be determined as of each such date or, if applicable, the most immediately preceding business day with respect to which the information required in the following clauses is available, as follows:

      (i) if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

      (ii) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the New York Stock Exchange;

      (iii) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by the New York Stock Exchange; or

      (iv) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

  (d) Notwithstanding any other provisions of the Plan, no Participant shall be granted an option which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries qualified under Code Section 423 to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

  (e) Any option granted under the Plan during a calendar year, to the extent it is not exercised, shall terminate as of the last day of that calendar year.

  7. STOCK SUBJECT TO PLAN.

  (a) The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares originally issued for such purpose or shares reacquired through open market transactions. The maximum number of shares made available for sale under the Plan shall be five hundred thousand (500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 11. If the total number of shares for which options are to be exercised in accordance with Paragraph 6 exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

  (b) A Participant will have no interest in shares covered by his or her option until such option has been exercised. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of the option exercise.

  (c) A certificate covering the whole number of shares of Common Stock purchased on behalf of a Participant under the Plan shall be issued, and cash in lieu of any fractional shares so purchased shall be paid, to the Participant as soon as practicable after the Participant terminates employment with the Company and its

Subsidiaries and at such other times as the Committee may designate. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or if so directed by the Participant and if permissible under applicable law, in the names of the Participant and one other person designated by the Participant, as joint tenants with rights of survivorship.

  (d) Shares of Common Stock purchased under the Plan are subject to, and may not be resold or otherwise disposed of except in compliance with the registration requirements of the Securities Act of 1933 and any applicable state securities laws (or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under such act and laws). Shares of Common Stock purchased under the Plan may not be sold prior to the expiration of six months from the date of the option exercise with respect to which the shares were purchased.

  8. ADMINISTRATION. The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board of Directors who are "disinterested persons," as defined in Rule 16b-3 as promulgated under the Exchange Act. The Board of Directors shall determine the composition of the Committee and may from time to time remove members from, add members to or fill vacancies on the Committee. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's decisions shall be final and binding. The Committee may delegate the duty to perform administrative functions.

  9. DESIGNATION OF BENEFICIARY.

  (a) A Participant may file with the Committee a written designation of a beneficiary who is to receive any cash in his or her account under the Plan in the event of his or her death before the last day of an Offering Period, or any shares of Common Stock and cash in his or her account under the Plan in the event of his or her death on or after the last day of an Offering Period but prior to the delivery to him or her of such shares and cash. A beneficiary may be changed by the Participant at any time by notice in writing to the Committee.

  (b) Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence at the time of the Participant's death of a beneficiary designated by him or her in accordance with the preceding subparagraph, the Company shall deliver such shares and/or cash to the beneficiary. In the event a Participant dies not survived by a then living or in existence beneficiary designated by him or her in accordance with the preceding subparagraph, the Company shall deliver such shares and/or cash to the personal representative of the estate of the deceased Participant.

  (c) No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

  10. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be without effect.

  11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

  (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee to the number and kind of shares available for the granting of options, or as to which outstanding options shall be exercisable, and to the option price. No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Committee under this paragraph shall be conclusive.

  (b) In the event of or in anticipation of a merger, consolidation or other reorganization of the Company or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to options and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new options, the termination of outstanding options for cash, the adjustment of outstanding options, or the acceleration of options.

  (c) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

  12. AMENDMENT OR TERMINATION.

  (a) The Board of Directors may at any time terminate or amend the Plan. No termination shall affect options previously granted, and no amendment which would change any option heretofore granted in a manner which would adversely affect the rights of any Participant shall be made.

  (b) Prior approval of the stockholders of the Company shall be required with respect to any amendment which would require the sale of more shares than are authorized under Paragraph 7 above.

  (c) If required by Rule 16b-3 or any successor thereto promulgated under the Securities Exchange Act of 1934, prior approval of the stockholders of the Company shall be required with respect to any amendment which would materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

  13. NOTICES. All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company.

  14. NO CONTRACT. The Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time, regardless of the effect which such discharge shall have upon him or her or as a Participant.

  15. HEADINGS AND CONSTRUCTION. The headings to Paragraphs in the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

  16. APPROVAL OF STOCKHOLDERS. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board of Directors. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

  In Witness Whereof, the Company has caused this Plan to be executed as of
this    day of December, 1995.

                                          QMS, Inc.


                                          By: _________________________________


                                          Title: ______________________________

Attest:


_____________________________________


Title: ______________________________

           [Corporate Seal]